Exhibit 24.1

POWER OF ATTORNEY

     Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints John A. Allison IV, Christopher L. Henson and Frances B. Jones, or any one of them severally, to be his or her true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities stated below, to sign and to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of the sale of shares of the Company’s common stock, $5.00 par value per share, that may be issued from time to time in connection with acquisitions by the Company or any of its subsidiaries of businesses, assets or securities of other companies, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on August 26, 2008.

/s/ John A. Allison IV		/s/ Christopher L. Henson
Name:	John A. Allison IV	Name:	Christopher L. Henson
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

/s/ Edward D. Vest		/s/ Jennifer S. Banner
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Executive Vice President	Title:	Director
and Corporate Controller
(principal accounting officer)

/s/ Anna R. Cablik		/s/ Nelle R. Chilton
Name:	Anna R. Cablik	Name:	Nelle R. Chilton
Title:	Director	Title:	Director

/s/ Ronald E. Deal		/s/ Tom D. Efird
Name:	Ronald E. Deal	Name:	Tom D. Efird
Title:	Director	Title:	Director

/s/ Barry J. Fitzpatrick		/s/ L. Vincent Hackley, PhD.
Name:	Barry J. Fitzpatrick	Name:	L. Vincent Hackley, PhD.
Title:	Director	Title:	Director

/s/ Jane P. Helm		/s/ John P. Howe III, M.D.
Name:	Jane P. Helm	Name:	John P. Howe III, M.D.
Title:	Director	Title:	Director

/s/ James H. Maynard		/s/ Albert O. McCauley
Name:	James H. Maynard	Name	Albert O. McCauley
Title:	Director	Title:	Director

/s/ J. Holmes Morrison		/s/ Nido R. Qubein
Name:	J. Holmes Morrison	Name:	Nido R. Qubein
Title:	Director	Title:	Director

/s/ Thomas N. Thompson		/s/ Stephen T. Williams
Name:	Thomas N. Thompson	Name:	Stephen T. Williams
Title:	Director	Title:	Director